Exhibit 99.1

Terra Quantum and Axiom Intelligence Acquisition Corp 1 Announce Definitive Business Combination Agreement at a $3.5 Billion Equity Valuation

●	Combined Company Expected to Trade on Nasdaq Under Ticker Symbol “TQ”

●	Transaction Positions Terra Quantum to Accelerate Global Expansion and Further Strengthen Its Leadership in Quantum Technologies and AI-Driven Optimization

St. Gallen, Switzerland and New York, NY – May 26, 2026 – Terra Quantum AG (“Terra Quantum” or the “Company”), a global leader in quantum technologies, quantum security, and AI-driven optimization solutions, and Axiom Intelligence Acquisition Corp 1 (“Axiom”, NASDAQ: AXINU), a publicly traded special purpose acquisition company, today announced the execution of a definitive Business Combination Agreement (“BCA”) that will result in Terra Quantum becoming a publicly listed company.

Upon completion of the transaction, the combined company will operate under the Terra Quantum name and is expected to trade on the Nasdaq Stock Market under the ticker symbol “TQ.”

The transaction values Terra Quantum at an equity value of approximately $3.5 billion, representing an increase from the valuation contemplated under the Company’s previously announced non-binding letter of intent with another special purpose acquisition company. The enhanced valuation reflects Terra Quantum’s continued commercial growth, expanding strategic partnerships, and ongoing development of its quantum technology platforms.

Headquartered in St. Gallen, Terra Quantum has established itself as a leading quantum technology company through its unique combination of proprietary quantum algorithms, quantum security solutions, hybrid quantum-classical computing technologies, and enterprise-grade software platforms. The Company serves customers across financial services, manufacturing, pharmaceuticals, logistics, energy, government, and defense sectors, helping organizations solve computationally intensive problems that were previously impractical or impossible to address using conventional approaches.

Building the World’s Leading Quantum Technology Platform

Terra Quantum’s mission is to accelerate the practical adoption of quantum technologies by delivering measurable business outcomes today while preparing enterprises for the quantum-powered future.

Unlike many participants in the sector that remain focused primarily on hardware development, Terra Quantum has built a comprehensive technology stack that combines quantum computing, quantum-inspired optimization, artificial intelligence, and quantum cybersecurity into a unified platform capable of generating immediate commercial value. This approach has enabled the Company to establish a growing global footprint and position itself at the forefront of one of the most transformative technological shifts of the twenty-first century.

As governments and enterprises increasingly prioritize investments in advanced computing and secure digital infrastructure, Terra Quantum believes it is uniquely positioned to capitalize on the massive market opportunity expected to develop over the coming decades.

Management Commentary

“Today’s announcement marks a new chapter for Terra Quantum and validates the vision we established when we founded the company,” said Markus Pflitsch, Founder and Chief Executive Officer of Terra Quantum. “Over the past several years, we have assembled a highly experienced team in quantum technology, developed a world-class portfolio of intellectual property, and demonstrated that quantum technologies can deliver real-world business value today. Becoming a publicly traded company will provide us with enhanced resources and visibility to accelerate innovation, expand globally, and further strengthen our position as a market leader in the quantum industry.”

Pflitsch continued: “We believe quantum computing will fundamentally reshape industries, economies, and national competitiveness over the coming decades. Terra Quantum believes it is uniquely positioned to lead this transformation through our technology platform, commercial focus, and commitment to making quantum solutions accessible and impactful for enterprises worldwide.”

“Axiom was formed to partner with an exceptional company that is defining the future of an important industry,” said Doug Ward, Chief Executive Officer of Axiom. “Following extensive diligence, we believe Terra Quantum stands apart as one of the most advanced and commercially focused quantum technology companies globally. Its combination of scientific excellence, proprietary technology, enterprise adoption, and visionary leadership, coupled with a strong track record of building and scaling DeepTech companies, creates a compelling platform for long-term value creation. We are excited to support Terra Quantum as a publicly traded company.”

Dr. Florian Neukart, Chief Technology Officer of Terra Quantum, added: “Our technology platform represents years of pioneering research and development by a highly experienced team of quantum scientists. By becoming a public company, we expect to have enhanced resources to continue pushing the boundaries of what is possible with quantum computing while delivering practical solutions that create measurable value for our enterprise customers today. We are entering an exciting new phase of growth and innovation.”

Transaction Overview

The boards of directors of both Terra Quantum and Axiom have unanimously approved the proposed transaction.

Following the closing of the business combination, the combined company will continue to be led by Terra Quantum’s existing management team, including Markus Pflitsch (Founder & CEO), Dr. Eike Marx (CFO and Chief Strategic Officer) and Dr. Florian Neukart (CTO).

The combined company is expected to remain headquartered in St. Gallen, Switzerland, while continuing to expand its international operations and strategic presence in key global markets.

Transaction Structure and Pro Forma Ownership

The proposed business combination values Terra Quantum at an implied pro forma enterprise value of approximately $3.6 billion, assuming no redemptions by Axiom’s public stockholders.

Existing Terra Quantum shareholders are expected to roll 100% of their equity into the combined company. Upon closing, existing Terra Quantum shareholders are expected to own approximately 92% of the combined company, and Axiom’s public stockholders and sponsor are expected to own approximately 8%, in each case assuming no redemptions by Axiom’s public stockholders and excluding the impact of any additional financing.

Based on the funds in the trust account at the time of the IPO, the transaction is expected to deliver up to approximately $190 million of gross proceeds to the combined company, assuming no redemptions by Axiom’s public stockholders, and without taking into account transaction expenses. The parties may also seek to raise additional capital through a private placement of equity securities (“PIPE”) or other financing arrangements in connection with the closing of the business combination.

The transaction is expected to provide Terra Quantum with access to the public capital markets and additional financial flexibility to support:

●	Continued investment in research and development;

●	Expansion of enterprise sales and customer success capabilities;

●	Strategic acquisitions and partnerships;

●	Growth of its quantum security and quantum computing platforms; and

●	Geographic expansion across North America, Europe, the Middle East, and Asia-Pacific.

The transaction is targeted to close in the second half of 2026, subject to, among other things: (i) approval by Axiom’s stockholders; (ii) the effectiveness of the Registration Statement to be filed with the SEC; (iii) the satisfaction of customary closing conditions set forth in the Business Combination Agreement; (iv) the receipt of required regulatory approvals; and (v) the approval of the listing of the combined company’s securities on the Nasdaq Stock Market. There can be no assurance that the parties will be able to satisfy these conditions or complete the proposed business combination on the anticipated timeline, or at all.

Additional information regarding the transaction will be included in a registration statement and proxy materials to be filed with the U.S. Securities and Exchange Commission (“SEC”).

Investment Highlights

Terra Quantum believes the proposed business combination presents a compelling investment opportunity based on the following key factors:

●	Differentiated Technology Platform: Terra Quantum has established itself as a quantum technology company with a differentiated platform spanning quantum computing, quantum security, and AI-driven optimization.

●	Proven Commercial Traction: The Company has demonstrated the ability to generate revenue from enterprise customers across multiple verticals, including financial services, manufacturing, pharmaceuticals, logistics, energy, government, and defense.

●	Significant Addressable Market: The global quantum computing market is projected to grow substantially over the coming decades as enterprises increasingly adopt quantum solutions for optimization, simulation, machine learning, and cybersecurity applications.

●	Proprietary Technology and Intellectual Property: Terra Quantum has developed a robust portfolio of proprietary quantum algorithms, software platforms, and intellectual property that provides significant competitive advantages and barriers to entry.

●	Experienced Team: Terra Quantum has assembled a team of scientists, engineers, and business professionals, including leading experts in quantum physics, computer science, and enterprise software.

●	Clear Path to Value Creation: The transaction is expected to provide Terra Quantum with access to the public capital markets and the financial resources necessary to accelerate growth initiatives, expand its global footprint, and pursue strategic opportunities.

Advisors

Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, is serving as exclusive financial and capital markets advisor to Terra Quantum. Heussen Rechtsanwaltsgesellschaft mbH, together with Kellerhals Carrard, Winston & Strawn LLP, and Niedermann Rechtsanwälte, are serving as legal counsel to Terra Quantum.

Ellenoff Grossman & Schole LLP together with Bratschi are serving as legal counsel for Axiom.

About Terra Quantum

Terra Quantum is a global quantum technology company focused on developing and commercializing quantum computing, quantum security, and AI-driven optimization solutions. The Company combines cutting-edge scientific research with enterprise-grade software products to help organizations solve complex computational challenges, improve decision-making, and prepare for the quantum future. Headquartered in St. Gallen, Switzerland, Terra Quantum serves customers and partners across multiple industries worldwide.

About Axiom Intelligence Acquisition Corp 1

Axiom is a publicly traded special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

Contacts

Terra Quantum AG
Victoria Jodl
Global Head of Communications | Director
E-Mail: vj@terraquantum.swiss
Phone: +41 79 8131588

Axiom Intelligence Acquisition Corp 1
Richard Dodd, Executive Chairman / Doug Ward, Chief Executive Officer
contact@aiac1.com
89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Island

Important Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed business combination, Axiom intends to file with the SEC a registration statement on Form F-4 (the “Registration Statement”) that will include a proxy statement/prospectus relating to the proposed business combination. INVESTORS AND STOCKHOLDERS OF AXIOM ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. The definitive proxy statement/prospectus will be mailed to stockholders of Axiom as of a record date to be established for voting on the proposed business combination and related matters.

Investors and stockholders will be able to obtain free copies of the Registration Statement and the proxy statement/prospectus (when available) and other documents containing important information about Axiom, Terra Quantum, and the proposed business combination, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Investors and stockholders may also obtain copies of the documents filed with the SEC by Axiom free of charge by directing a written request to: Axiom Intelligence Acquisition Corp 1, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands, Attention: Richard Dodd, Executive Chairman / Doug Ward, Chief Executive Officer, or by visiting Axiom’s website at https://www.aiac1.com/.

Participants in the Solicitation

Axiom, Terra Quantum, and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Axiom in connection with the proposed business combination. Investors and stockholders may obtain more detailed information regarding the names, affiliations, and interests of Axiom’s directors and executive officers in Axiom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on March 25, 2026, and in subsequent filings with the SEC, including the proxy statement/prospectus relating to the proposed business combination when it becomes available.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies to Axiom’s stockholders in connection with the proposed business combination, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding Axiom’s directors and executive officers is contained in its filings with the SEC.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “project,” “target,” “outlook,” “may,” “will,” “would,” “could,” “should,” or other similar words and expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the proposed business combination, including the anticipated timing and benefits of the transaction, Terra Quantum’s future growth, financial performance, business strategy, market opportunities, and competitive position.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management as of the date of this communication, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Business Combination Agreement; (ii) the outcome of any legal proceedings that may be instituted against Axiom or Terra Quantum or their respective directors or officers following the announcement of the proposed business combination; (iii) the inability to complete the proposed business combination due to the failure to obtain approval of the stockholders of Axiom or other conditions to closing in the Business Combination Agreement; (iv) the occurrence of any event, change, or other circumstance that could give rise to the failure to consummate the proposed business combination, including the risk that the SEC may object to the Registration Statement; (v) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (vi) the risk that the proposed business combination disrupts current plans and operations of Axiom or Terra Quantum as a result of the announcement and consummation of the proposed business combination; (vii) costs related to the proposed business combination; (viii) changes in applicable laws or regulations; (ix) the possibility that Axiom, Terra Quantum, or the combined company may be adversely affected by other economic, business, and/or competitive factors; (x) the ability of the combined company to meet the Nasdaq Stock Market’s listing standards following the consummation of the proposed business combination; (xi) the inability to realize the anticipated benefits of the proposed business combination, including due to failure to successfully integrate the businesses; (xii) risks related to the uncertainty of the projected financial information with respect to Terra Quantum; (xiii) risks related to Terra Quantum’s ability to develop, commercialize, and scale its quantum computing, quantum security, and AI-driven optimization solutions; (xiv) risks related to the emerging and evolving nature of the quantum technology industry, including uncertainty regarding market adoption, technological feasibility, and customer demand; (xv) risks related to Terra Quantum’s ability to protect and maintain its intellectual property and proprietary technology; (xvi) risks related to rapid technological change, competition, and evolving industry standards; (xvii) risks related to reliance on key personnel, scientific talent, strategic partners, and third-party infrastructure providers; and (xviii) other risks and uncertainties described in Axiom’s filings with the SEC, including under the heading “Risk Factors” in Axiom’s Annual Report on Form 10-K and subsequent filings with the SEC.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Axiom nor Terra Quantum undertakes any duty to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

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